                                                                    Exhibit 99.1

                                      USA
                                    NETWORKS
                                      INC

FOR IMMEDIATE RELEASE                                          APRIL 25, 2001

                            16% EBITDA GROWTH AT USAI
         EXCEEDS ESTIMATES FOR 20TH CONSECUTIVE QUARTER SINCE INCEPTION
                  REAFFIRMS OVERALL GUIDANCE FOR 2001 AND 2002
               COMPANY IS 2ND MOST PROFITABLE IN INTERNET COMMERCE

NEW YORK, April 25, 2001 - USA Networks, Inc. (NASDAQ: USAI) reported results for its quarter ended March 31, 2001.

HIGHLIGHTS

o Overall guidance remains unchanged for 2001 and 2002, which provides for 18% and 20% EBITDA growth, respectively, for the Operating Businesses. USAi expects to grow total EBITDA by at least 25% annually through 2002. The Company has exceeded EBITDA estimates for five straight years.

o Deriving 61% of its Q1 revenue from direct consumer transactions, 24% from subscriptions and production fees, and 15% from advertising, USAi believes its multiple revenue streams provide a real fundamental advantage in withstanding a slowing general business environment.

o The Operating Businesses increased EBITDA by 16% to $268.9 million on 17% higher revenue to $1.238 billion. Five divisions posted record revenues in the period: USA Network, Studios USA, Ticketing, Hotel Reservations Network, and Precision Response.

o USA Network had a record quarter, growing revenue by 10% to $216.8 million and EBITDA by 16% to $112.2 million. SCI FI grew revenue by 11% and EBITDA by 23%. Studios USA increased revenue by 27% and EBITDA by 23%.

o HSN grew revenue by 8% in the United States, including a 14% increase during March. HSN has continued to grow its sales by a double digit increase in April. These results have been achieved amidst one of the most difficult overall retail environments in nearly a decade.

o Information & Services is the Company's fastest growing unit and increased its Operating Business revenue by 33% and EBITDA by 25% for the period.

o The Company's Internet Commerce Group grew revenue by 89% to $182 million and EBITDA by 70% to $39 million in Q1. Estimating $750 million in revenue and $120 million in EBITDA in 2001, the group expects to be second in profitability only to eBay in consumer commerce on the Internet. The Internet Commerce Group is comprised of HSN.com, Hotel Reservations Network, Ticketmaster.com and Match.com.

FINANCIAL RESULTS

On a comparative pro forma basis, USAi reported the following, excluding discontinued operations:



                                                     ACTUAL       PRO FORMA
                                                     Q1 01          Q1 00      GROWTH
                                                     ------        -------     ------
                                                            ($ IN MILLIONS)

     REVENUES - OPERATING BUSINESSES

     Cable and studios......................          $437.6       $379.0        15%
     Electronic retailing - U.S.............           385.4        358.5         8%
     Electronic retailing - Germany.........            78.9         65.8        20%
     Ticketing..............................           150.1        128.0        17%
     Hotel reservations.....................           105.3         55.3        91%
     Teleservices...........................            80.7         69.6        16%
                                                   ---------     --------       ----
         SUB-TOTAL - OPERATING..............         1,238.0      1,056.1        17%
Euro exchange rate fluctuation (a)..........           (13.7)        (7.9)

     REVENUES - EMERGING BUSINESSES

     Citysearch, Match.com, and related.....            20.9         17.0
     Styleclick.............................             4.0          7.9
     Electronic Commerce Solutions..........             4.8          4.7
     HSN - other international..............             4.5          3.8
     USA Films..............................            51.0         30.3
     Trio, NWI, SCIFI.com, USA Network.com..             6.2          0.6
                                                    --------     --------
         SUB-TOTAL - EMERGING...............            91.4         64.2
                                                    --------     --------       ----
         TOTAL..............................        $1,315.7     $1,112.4        18%
                                                    ========     ========       ====

     EBITDA - OPERATING BUSINESSES

     Cable and studios......................          $163.4       $138.8        18%
     Electronic retailing - U.S.............            51.7         49.4         5%
     Electronic retailing - Germany.........             5.6          8.7       (35%)(b)
     Ticketing..............................            30.2         27.4        10%
     Hotel reservations.....................            15.8          8.2        94%
     Teleservices...........................            10.0          9.5         6%
     Corporate and other....................            (7.9)        (9.6)
                                                    --------     --------       ----
         SUB-TOTAL - OPERATING..............           268.9        232.2        16%
     Euro exchange rate fluctuation (a).....            (0.9)        (1.0)
     Nonrecurring credits (charges) (c).....            --            6.3

     EBITDA - EMERGING BUSINESSES

     Citysearch, Match.com, and related.....           (11.8)       (17.7)
     Styleclick.............................           (10.4)       (10.7)
     Electronic Commerce Solutions..........            (6.5)        (5.6)
     HSN - other international..............            (6.4)        (1.5)
     USA Films..............................            (1.0)         2.2
     Trio, NWI, SCIFI.com, USA Network.com..            (1.7)        (2.3)
                                                    --------     --------
         SUB-TOTAL - EMERGING...............           (37.9)       (35.6)
                                                    --------     --------       ----
         TOTAL..............................          $230.1       $201.9        14%
                                                      =======      =======      ====

o Excludes results from USA Broadcasting, the sale of which to Univision was announced in December, 2000.

o Presented as if the acquisitions of Precision Response and Styleclick had occurred at the beginning of the periods presented.

o   EBITDA is defined as net income plus, (1) provision for income taxes,
    (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees ($8.8 million and $8.2 million, respectively), and (6) amortization of non-cash distribution and marketing expense and non-cash compensation.

(a) In order to present comparable results for HSN Germany, the results have been translated from Euros to U.S. dollars at a constant exchange rate.

(b) HSN Germany's EBITDA growth was impacted primarily by costs associated with adding four hours of daily live programming during Q1 and the implementation of a new sales order system.

(c) Represents one-time credits recognized in Q1 `00 by HSN in connection with a favorable settlement of litigation relating to an HSN broadcast affiliation agreement ($4.7 million) and a cable affiliation agreement ($1.6 million).

                                   -- More --

BUSINESS MIX

61% of USAi's Q1 revenue came from direct consumer transactions, 24% was derived from subscriptions and production fees, and 15% was advertising-related. The operating business of the company's organizational units reported the following:

                                                               ACTUAL     PRO FORMA

     ($ IN MILLIONS)                                           Q1 01        Q1 00      GROWTH       MIX
                                                               ------      -------     ------       ---

     REVENUES - OPERATING BUSINESSES

     Entertainment...................................            $437.6      $379.0       15%       35%
     Electronic retailing............................             464.3       424.3        9%       38%
     Information and Services........................             336.1       252.9       33%       27%
                                                               --------    --------      ---       ----
         TOTAL.......................................          $1,238.0    $1,056.1      17%       100%
                                                               ========    ========      ===       ====

     EBITDA - OPERATING BUSINESSES

     Entertainment...................................            $163.4      $138.8       18%       61%
     Electronic retailing............................              57.3        58.1       -1%(a)    21%
     Information and Services........................              56.1        45.0       25%       21%
     Corporate and other.............................              (7.9)       (9.6)                (3%)
                                                               --------    --------      ---       ----
         TOTAL.......................................            $268.9      $232.2      16%       100%
                                                               ========    ========      ===       ====

(a) HSN Germany's EBITDA growth was impacted primarily by costs associated with adding four hours of daily live programming during Q1 and the implementation of a new sales order system.

CASH NET INCOME AND EARNINGS PER SHARE


                                                             PRO FORMA(a)      PRO FORMA(a)(b)
                                                                Q1 01              Q1 00
                                                                -----              ------

     Fully converted cash net income per share.......            0.12              0.09
     Fully converted earnings per share..............            0.02             (0.01)

     Cash net income per share.......................            0.16              0.11
     Basic loss per share............................           (0.05)            (0.07)


(a) Amounts based on net income before cumulative effect of accounting change ($9.2 loss million in Q1 '01) and discontinued operations ($11.8 million loss in Q1 '00).

(b) Excluding one-time credits ($6.3 million, pre-tax, in Q1 `00).

Due to regulatory restrictions, Universal and Liberty own a significant portion of their interests in USAi through USAi subsidiaries. This structure causes USAi to record net losses in situations where net income would otherwise have been recorded if their ownership were entirely in USAi common stock. Fully converted earnings and fully converted cash net income reflect the impact as if all shares exchangeable into common stock had been exchanged during the period.

                                   -- More --

ENTERTAINMENT HIGHLIGHTS

USA NETWORK grew revenue by 10% to $216.8 million and EBITDA by 16% to $112.2 million, its best quarter in history.

o USA climbed one-half rating point over five months to tie for #1 in February cable primetime. Its Q1 average primetime rating increased 12% from Q4 '00 to 1.9. Delivery of targeted adults 25-54 is up more than 30% from Q1 '00 in primetime on Wednesdays and Saturdays.

o Mark Burnett's ECO-CHALLENGE: BORNEO did a 2.0 rating, nearly doubling its adult 25-54 audience from last year and making it the most viewed ECO-CHALLENGE in its 7-year history.

 o ATTILA averaged a 5.8 to become cable's #2 most watched mini-series in history, behind USA's own MOBY DICK in 1998.

 o USA's acquired movies averaged a 1.8 rating in Q1 '01 and increased delivery of adults 25-54 by 12% versus Q1 '00.

 o USA Sports coverage of 10 professional golf tournaments in Q1 has generated 10% higher ratings and delivered 31% more targeted men 25-54 versus last season.

 o JAG, cable's top rated acquired strip series, is up 14% from Q1 '00. NASH BRIDGES, cable's 2nd highest rated acquired strip series, averaged a 2.0 rating in Q1, and WALKER, TEXAS RANGER, has improved its time slot ratings by 70% vs. Q1 `00.

SCI FI grew revenue by 11% to $69.3 million and EBITDA by 23% to $29.7 million.

 o One of the fastest growing cable networks in history, SCI FI surpassed 70 million households in April.

 o SCI FI's average primetime rating in Q1 was 0.8 and its average delivery was 565,000.

 o SCI FI continues to have the highest concentration of adult viewers 25-54 of any network on television, ranks in the top 10 among basic cable networks in its delivery of adults and men 25-54, and for the last three weeks of March, delivered more viewers in these targeted demos than WB and UPN on Friday night.

 o New episodes of SCI FI's Friday night original series - INVISIBLE MAN, FARSCAPE and OUTER LIMITS - have set new rating and delivery records for their regularly scheduled time periods. FARSCAPE'S new episodes are up 38% from its 2000 average rating.

 o CROSSING OVER WITH JOHN EDWARD has improved the 11:00pm and 11:30pm ratings by 33% versus Q1 '00.

 o   SCI FI is the #1 provider of original scripted series in cable primetime.

STUDIOS USA grew net revenue by 27% to $151.5 million, its best ever, and net EBITDA by 23% to $21.5 million.

 o LAW & ORDER, the #2 drama on television, averaged a 13.2 rating in February, its best sweep performance in history.

 o LAW & ORDER: SVU, the most watched show on Friday by adults 18-49, improved its sweeps rating by 8% versus 2/00.

 o THE DISTRICT, the #1 rated series on Saturday, is also second highest rated new television drama this season.

 o MAURY remains the only syndicated daytime series to grow its ratings in two consecutive years.

 o Studios USA is the #3 producer of primetime and first-run syndicated programming including two of the top four syndicated talk shows and two of the top ten primetime dramas.

                                   -- More --

CABLE AND STUDIOS:


                                                                 Q1 01      Q1 00     GROWTH
                                                                 -----      -----     ------
     Revenue ($ IN MILLIONS):

         USA Network.................................             $216.8     $196.9       10%
         SCI FI......................................               69.3       62.4       11%
         Studios, net................................              151.5      119.6       27%
                                                                  ------     ------    ------
               Total.................................             $437.6     $379.0       15%
                                                                  ======     ======    ======

     EBITDA ($ IN MILLIONS):
         USA Network.................................             $112.2      $97.1       16%
         SCI FI......................................               29.7       24.2       23%
         Studios, net................................               21.5       17.5       23%
                                                                  ------     ------    ------
               Total.................................             $163.4     $138.8       18%
                                                                  ======     ======    ======

     Households (IN MILLIONS @ 3/31):

         USA Network.................................               81.3       77.4        5%
         SCI FI......................................               69.4       60.5       15%

Advertising and other revenue / affiliate revenue:

         USA Network mix.............................              58:42      57:43
         SCI FI mix..................................              63:37      64:36


USA FILMS' TRAFFIC has generated more than $120 million at the box office, and was the 3rd highest-grossing film during Q1 in North America. TRAFFIC garnered four ACADEMY AWARDS for Best Director, Best Screenplay (Adapted), Best Supporting Actor and Best Editing. USA Films' theatrical releases during the period also included IN THE MOOD FOR LOVE and SERIES 7. USA Home Entertainment's Q1 releases included NURSE BETTY, 2001 SUPER BOWL CHAMPION BALTIMORE RAVENS, and USA's original mini-series ATTILA.

                                   -- More --

ELECTRONIC RETAILING HIGHLIGHTS

HSN grew revenue by 8% to $385.4 million and EBITDA by 5% to $51.7 million in the United States (excluding one-time credits recognized in Q1 '00).

 o HSN added more than 530,000 new customers during the period, increasing its active customer base by 20% to 4.8 million customers versus March 2000.

 o HSN.com sales grew more than 300% to nearly $19 million in Q1 with virtually no incremental customer acquisition costs. 42% of HSN.com's customers are new to the HSN franchise. Customers shopping on HSN and HSN.com are spending an average 25% more than they were on HSN TV alone.

 o Programming highlights include: HSN became a significant player in the arts and crafts business by acquiring the assets of Craftopia.com; HSN is partnering with GOOD HOUSEKEEPING to develop and launch a line of houseware products found only on the network; HSN will be the exclusive retailer of THE LOOK designed by Randolph Duke, a collection of apparel and accessories from the celebrity designer.


                                                                    Q1 01      Q1 00     GROWTH
                                                                    -----      -----     ------
U.S. units shipped (IN MILLIONS).....................                8.4        8.3        1%
On air gross profit %................................               32.3%      33.6%
On air return rate...................................               20.0%      20.9%
On air product mix:
         Homegoods...................................                 49%        50%
         Jewelry.....................................                 26%        25%
         Health / Beauty.............................                 10%        11%
         Apparel / Accessories.......................                 15%        14%

HSN cable / DBS homes (IN MILLIONS @ 3/31)...........               68.1       62.0       10%
HSN total homes (IN MILLIONS @ 3/31).................               79.9       75.2        6%



                                   -- More --

HSN - INTERNATIONAL

 o HSN Germany grew revenue by 20% in Q1. HSN Germany's EBITDA growth was impacted primarily by costs associated with adding four additional hours of daily live programming during Q1 and the implementation of a new sales order system.

 o Home Shopping Espanol expanded into Puerto Rico in February and expects to go into Mexico this spring. HSE attracted 110,000 new customers in Q1 `01, a 40% increase over the year ago period

 o HSN also recently launched new services in Italy and a Dutch language service in Belgium and The Netherlands.

 o HSN is the world's #1 distributed television retailer, reaching 154 million households.

                                                                     TV HOUSEHOLDS                 LIVE HOURS
                                                                  ----------------------------
                                                                  3/01          3/00    GROWTH    DAILY 3/01         STAKE
                                                                  ----          ----    ------    ---------          ------
Consolidated Services:                                                 (IN MILLIONS @ 3/31)
     HOT Germany (includes Austria / Switzerland)..........        29.7        28.2        1.5     20 hours            42%
     Home Shopping en Espanol (U.S. / Puerto Rico).........         4.5         2.7        1.8     18 hours           100%

Unconsolidated Services:
     TVSN (China)..........................................        17.8        --         17.8     5 hours             21%
     Shop Channel (Japan) .................................         9.4         7.2        2.2     12 hours            30%
     HOT Italia (Italy)....................................         9.4        --          9.4     6 hours             33%
     HOT Thuis Winkelen (Belgium / The Netherlands)........         1.6        --          1.6     6 hours             47%
     HOT LeGrand Magasin (France / Belgium)................         1.5         1.4        0.1     8 hours             47%


INFORMATION & SERVICES HIGHLIGHTS

TICKETMASTER grew ticketing revenue by 17% to a record $150.1 million and EBITDA by 10% to $30.2 million.

 o Online ticket sales accounted for a record 29.5% of total tickets sold by Ticketmaster, versus 19.6% in Q1 '00.

 o Ticketing highlights include: A strategic partnership with AOL covering event ticketing, movie ticketing and personals; the acquisitions of ReserveAmerica and Evite; the installation of Print My Own technology in five new venues; and the installation of Ultimate Fan systems in 3 additional venues.

                                                                   Q1 01       Q1 00     GROWTH
                                                                   -----       -----     ------
     Number of tickets sold (IN MILLIONS)............              23.6        21.8        8%
     Gross value of tickets sold (IN MILLIONS).......              $937        $812       15%
     Revenue per ticket..............................              $5.96       $5.44      10%
     Share of tickets sold online....................              29.5%       19.6%
     Top-selling events in Q1 `01....................              *NSYNC, U.S. Hot Rod Association Monster Truck Events, Ringling
                                                                    Brothers and Barnum and Bailey Circus, U2



                                   -- More --

HOTEL RESERVATIONS NETWORK grew revenue by 91% to a record $105.2 million and EBITDA by 94% to $15.8 million.

 o HRN expanded into 38 new markets and sold 799,000 room nights during Q1. HRN now has more than 18,600 mostly-exclusive affiliates, including those affiliated with the newly acquired TravelNow.

 o   HRN is the #1 provider of discount hotel accommodations worldwide.


                                                                Q1 01       Q1 00      GROWTH
                                                                -----       -----      -------
     Hotel room nights sold..........................          799,000     429,000        86%
     Affiliates (including TravelNow)................           18,649       6,000       211%
     Properties......................................            3,084       1,750        76%
     Cities served (AS OF 3/31)......................              135          49       176%


PRECISION RESPONSE had its best revenue quarter ever, increasing sales by 16% to $81 million.

 o PRC clients added during the recent period include Orbitz, Mellon Investor Services, and the U.S. Army. The company also expanded its relationships with Avaya and DirectTV.

 o PRC is the #2 inbound teleservices and integrated customer care company in the United States.

CROSS COMPANY HIGHLIGHTS

 o ECO CHALLENGE was a multidimensional success for USAi. USA Networks' 4-day coverage attracted 2.6 million viewers, Mark Burnett's appearance on HSN and HSN.com's new Chat Cafe generated more than $40,000 in exclusive merchandise sales, and Citysearch benefited from joint online and radio promotions in NY, LA and Chicago.

 o USA Network acquired the exclusive off-network rights to Studios USA's LAW & ORDER: SPECIAL VICTIMS UNIT and will begin airing the series in September 2003. USA Network also acquired the cable television rights to USA Films' TRAFFIC.

 o The Company continues to strengthen its commerce activities in the area of professional sports. ECS now manages commerce on 4 of the top Internet sports sites: NBA.com, NASCAR.com, CBS.SportsLine.com and PGATour.com. In addition, Ticketmaster sells 12 million tickets to major league games and events, USA Films produces and distributes 1 million sports-related videos, HSN sells 250,000 units of merchandise through its NFL SHOP and NBA STORE specials, and USA Network broadcasts live 15 professional sporting events annually.

 o Citysearch is now Hotel Reservation Network's 5th largest affiliate, up from #7 in the fourth quarter.

SHARES OUTSTANDING, MARKET CAPITALIZATION, NET DEBT

As of April 20, 2001, USAi had outstanding 733.6 million shares, including exchangeable securities, with an aggregate market capitalization of approximately $17.1 billion. USAi's net debt, including that of its public subsidiaries, offset by an advance receivable to Universal, was approximately $215 million as of March 31, 2001. Net debt is expected to be reduced further using net cash proceeds from the sale of USA Broadcasting to Univision.

                                   -- More --

STATEMENTS OF OPERATIONS

The actual quarterly results are not comparable due to:
1) the acquisition of Precision Response in April, 2000;
2) the acquisition of Styleclick.com in August 2000; and
3) Ticketmaster's acquisition of TicketWeb.

ANALYST CONFERENCE CALL

USA Networks, Inc. will audiocast its conference call with analysts and investors discussing the company's first quarter financial results on Wednesday, April 25, 2001, at 12:00 p.m. Eastern Time (ET). The live audiocast is open to the public at WWW.USANETWORKS.COM/INVESTOR.RELATIONS. A replay of the audiocast will begin approximately one hour after its completion at WWW.USANETWORKS.COM/INVESTOR.RELATIONS.

IMPORTANT DISCLOSURES

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the information relating to possible or assumed future results of operations of USAi, including those preceded by, followed by or that include the words "believes," "projects," "expects," "anticipates" or similar expressions. These statements reflect the current views of USAi with respect to future events. The following important factors, in addition to those described in USAi's filings with the Securities and Exchange Commission, could affect the future results of USAi, and could cause those results to differ materially from those expressed in the forward-looking statements: material adverse changes in economic conditions in the markets served by our businesses; future regulatory actions and conditions in our businesses' operating areas; competition from others; successful integration of our divisions, including recently acquired businesses; product demand and market acceptance; the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and obtaining and retaining key executives and employees. These forward-looking statements are made as of the date of this press release, and USAi undertakes no obligation to update or revise them, whether as a result of new information, future events or any other reason.

The financial, statistical and other information contained in this press release and its attachments is unaudited. USA Network and SCI FI ratings and household delivery data per NMR Galaxy Explorer for NHI defined periods versus comparable periods. Subscriber counts based on Nielsen People Meter Installed Sample, March `01 vs. `00. All ratings within each network's coverage area. Studios' syndicated program ratings per NSS (GAA % where applicable), and broadcast network data per NTI for comparable time periods. Subject to qualifications.

USA Networks, Inc. (NASDAQ: USAI) is focused on the new convergence of entertainment, information and direct selling. Formed in February 1998, the Company is organized into three distinct but interrelated units which include the following assets: USA Entertainment's USA Network, SCI FI Channel, TRIO, NWI, Studios USA, USA Films, and Interactive Entertainment; USA Electronic Retailing's HSN, HSN International, HSN Interactive; and USA Information and Services' Ticketmaster, (NASDAQ: TMCS), Citysearch,com, Match.com, Hotel Reservations Network (NASDAQ: ROOM), Electronic Commerce Solutions, Styleclick, Inc. (NASDAQ: IBUY) and Precision Response Corporation. More at www.usanetworks.com.


CONTACTS:                MEDIA RELATIONS:                INVESTOR RELATIONS:
                         Adrienne Becker                 Roger Clark
                         212-314-7254                    212-314-7400


                       USA NETWORKS, INC. AND SUBSIDIARIES
              BUSINESS SEGMENT INFORMATION - CONTINUING OPERATIONS
                                    UNAUDITED

                               ($ IN THOUSANDS)

                                                                 THREE MONTHS ENDED MARCH 31,

                                                       ACTUAL             PRO FORMA (a)            ACTUAL
                                                   ---------------     ----------------     ----------------
                                                       2001                  2000                  2000
                                                   ---------------     ----------------     ----------------
REVENUES - OPERATING BUSINESSES
   Cable and studios                                  $   437,651          $   378,953           $   378,953
   Electronic retailing - U.S.                            385,372              358,479               358,479
   Electronic retailing - Germany                          78,861               65,798                65,798
   Ticketing                                              150,109              127,961               127,961
   Hotel reservations                                     105,286               55,263                55,263
   Teleservices                                            80,692               69,649                     -
                                                      -----------          -----------           -----------
     SUB-TOTAL                                          1,237,971            1,056,103               986,454
   Euro's exchange rate fluctuation (c)                   (13,705)              (7,890)               (7,890)

REVENUES - EMERGING BUSINESSES

   Citysearch, Match.com and related                       20,928               16,975                16,975
   Styleclick                                               4,019                7,869                 6,617
   Electronic Commerce Solutions                            4,749                4,666                 4,666
   HSN - international and other                            4,547                3,830                 3,830
   USA Films                                               51,006               30,307                30,307
   Trio, NWI, SCIFI.com, USA Network.com                    6,162                  562                   562
                                                      -----------          -----------           -----------
     SUB-TOTAL                                             91,411               64,209                62,957
                                                      -----------          -----------           -----------
     TOTAL                                            $ 1,315,677          $ 1,112,422           $ 1,041,521
                                                      ===========          ===========           ===========

EBITDA - OPERATING BUSINESSES (b)

   Cable and studios                                  $   163,407          $   138,757           $   138,757
   Electronic retailing - U.S.                             51,735               49,390                49,390
   Electronic retailing - Germany                           5,645                8,674                 8,674
   Ticketing                                               30,233               27,383                27,383
   Hotel reservations                                      15,822                8,176                 8,176
   Teleservices                                            10,017                9,461                     -
   Corporate and other                                     (7,937)              (9,603)               (9,603)
                                                      -----------          -----------           -----------
     SUB-TOTAL                                            268,922              232,238               222,777
   Euro's exchange rate fluctuation (c)                      (936)              (1,034)               (1,034)
   Nonrecurring charges (d)                                     -                6,308                 6,308

EBITDA - EMERGING BUSINESSES

   Citysearch, Match.com and related                      (11,830)             (17,719)              (17,719)
   Styleclick                                             (10,436)             (10,708)               (6,367)
   Electronic Commerce Solutions                           (6,482)              (5,563)               (5,563)
   HSN - international and other                           (6,414)              (1,493)               (1,493)
   USA Films                                               (1,035)               2,182                 2,182
   Trio, NWI, SCIFI.com, USA Network.com                   (1,699)              (2,266)               (2,266)
                                                      -----------          -----------           -----------
     SUB-TOTAL                                            (37,896)             (35,567)              (31,226)
                                                      -----------          -----------           -----------
     TOTAL                                            $   230,090          $   201,945           $   196,825
                                                      ===========          ===========           ===========



 (a) Presented as if the acquisitions of Precision Response and Styleclick had occurred at the beginning of the period presented.
 (b) EBITDA is defined as net income plus, (1) provision for income taxes, (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees of $8,756 and $8,223, respectively, and (6) amortization of non-cash distribution and marketing expense and non-cash compensation expense.
 (c) In order to present comparable results for Germany, the results have been translated from Euros to U.S. dollars at a constant exchange rate.
 (d) Represents one-time credits recognized in Q1 '00 by HSN in connection with a favorable settlement of litigation relating to an HSN broadcasting affiliation agreement ($4,661) and a cable affiliation agreement ($1,647).

                       USA NETWORKS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                                    Unaudited
                    ($ IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                       THREE MONTHS ENDED MARCH 31,

                                                                           PRO FORMA (a)    ACTUAL     PRO FORMA(a)(b)   ACTUAL
                                                                           ------------- ----------   ---------------  -----------
                                                                               2001         2001          2000           2000
                                                                           ------------- ----------   --------------   ------------

Revenues, net                                                               $ 1,315,677   $ 1,315,677   $ 1,112,422    $ 1,041,521

Operating costs and expenses:
   Costs related to revenues                                                    800,173       800,173       665,603        611,402
   Other costs and expenses                                                     285,414       285,414       244,874        233,294
   Amortization of non cash distribution and marketing expense (c)                8,017         8,017         1,593          1,593
   Amortization of non cash compensation expense (d)                              2,512         2,512           990            990
   Amortization of cable distribution fees                                        8,756         8,756         8,223          8,223
   Depreciation and amortization                                                137,599       137,599       135,198        104,000
                                                                            -----------   -----------   -----------    -----------
     Total operating costs and expenses                                       1,242,471     1,242,471     1,056,481        959,502
                                                                            -----------   -----------   -----------    -----------
     Operating income                                                            73,206        73,206        55,941         82,019

Interest expense, net                                                           (11,416)      (11,416)       (8,602)        (8,029)
Other, net                                                                       (6,522)       (6,522)         (637)          (631)
                                                                            -----------   -----------   -----------    -----------
     Earnings before income taxes and minority interest                          55,268        55,268        46,702         73,359

Income tax expense                                                              (25,457)      (26,462)      (30,273)       (35,073)
Minority interest                                                               (49,337)      (46,189)      (40,361)       (45,385)
                                                                            ===========   ===========    ==========    ===========
     Loss from continuing operations, before cumulative effect
  of accounting change                                                          (19,526)      (17,383)      (23,932)        (7,099)
Cumulative effect of accounting change, net of tax (e)                           (9,187)       (9,187)            -              -
                                                                            ===========   ===========    ==========    ===========
Net loss from continuing operations (f)                                     $  (28,713)   $  (26,570)   $   (23,932)   $   (7,099)
                                                                            ===========   ===========    ==========    ===========
Net loss from continuing operations, excluding one-time charges and
  non-operating gains, before cum. effect of accounting change              $   (19,526)  $   (17,383)  $   (24,791)   $    (7,958)
                                                                            ===========   ===========    ==========    ===========
Fully converted net earnings from continuing operations,
  excluding one-time charges and non-operating gains,
  before cum. effect of accounting change                                   $    11,563   $    13,706   $    (7,724)   $    17,888
                                                                            ===========   ===========    ==========    ===========

Weighted average diluted shares                                                 370,176       370,176       361,856        337,511
                                                                            ===========   ===========    ==========    ===========
Weighted average fully converted shares                                         758,046       758,046       752,474        728,129
                                                                            ===========   ===========    ==========    ===========
EPS FROM CONTINUING OPERATIONS, BEFORE CUM. EFFECT OF
  ACCOUNTING CHANGE:
Basic loss per share                                                        $      (.05)  $      (.05)  $      (.07)   $      (.02)
                                                                            ===========   ===========    ==========    ===========
Basic loss per share, excluding one-time charges
  and non-operating gains                                                   $      (.05)  $      (.05)  $      (.07)   $      (.02)
                                                                            ===========   ===========    ==========    ===========
Fully converted earnings per share, excluding
  one-time charges                                                          $       .02   $       .02   $      (.01)   $       .02
                                                                            ===========   ===========    ==========    ===========
EBITDA (g)                                                                  $   230,090   $   230,090   $   201,945    $   196,825
                                                                            ===========   ===========    ==========    ===========



 (a) Presented as if the merger of Ticketmaster and TMCS had occurred at the beginning of the period presented. The merger has no impact on revenues or EBITDA. Pro forma results reflect the impact of the merger on minority interest and income taxes.
 (b) Presented as if the acquisitions of Precision Response and Styleclick had occurred at the beginning of the period presented.
 (c) Amortization of warrants and stock issued in exchange for distribution and marketing services.
 (d) Expense relates to the Company's bonus stock purchase program and restricted stock awards.
 (e) Represents the cumulative effect of adoption of SOP 00-2, "Accounting by Producers and Distributors of Films".
 (f) Q1 '00 excludes the results of USA Broadcasting, the sale of which to Univision was announced in December 2000. The results for the discontinued operations was an after tax loss of $11,773.
 (g) EBITDA is defined as net income plus, (1) provision for income taxes, (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees of $8,756 and $8,223, respectively, and (6) amortization of non-cash distribution and marketing expense and non-cash compensation expense.

                       USA NETWORKS, INC. AND SUBSIDIARIES
   EPS AND CASH NET INCOME RECONCILIATION INFORMATION - CONTINUING OPERATIONS,
                   BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE
                                    UNAUDITED
                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )

                                                                                    THREE MONTHS ENDED MARCH 31,

                                                                       PRO FORMA (a)     ACTUAL       PRO FORMA (a) (b)    ACTUAL
                                                                       -------------- --------------  ------------------ ---------
                                                                           2001          2001           2000               2000
                                                                       -------------- --------------  ------------------ ---------
BASIC LOSS PER SHARE:
  Net loss                                                               $ (19,526)    $ (17,383)       $ (23,932)       $  (7,099)
  Impact of unusual items, net of tax and minority interest (c)               --            --               (859)            (859)
                                                                         ---------     ---------        ---------        ---------
  BASIC LOSS, EXCLUDING UNUSUAL ITEMS (c)                                $ (19,526)    $ (17,383)       $ (24,791)       $  (7,958)
                                                                         =========     =========        =========        =========

Weighted average basic shares                                              370,176       370,176          361,856          337,511
                                                                         =========     =========        =========        =========

  Basic loss per share:                                                  $    (.05)    $    (.05)       $    (.07)       $    (.02)
                                                                         =========     =========        =========        =========
  Basic loss per share excluding unusual items (c)                       $    (.05)    $    (.05)       $    (.07)       $    (.02)
                                                                         =========     =========        =========        =========
===================================================================================================================================
CASH NET INCOME:
  Net loss                                                               $ (19,526)    $ (17,383)       $ (23,932)       $  (7,099)
  Impact of goodwill amortization, net of tax and minority interest         76,909        76,909           64,721           60,635
                                                                         ---------     ---------        ---------        ---------
  CASH NET INCOME                                                           57,383        59,526           40,789           53,536
  Impact of unusual items, net of tax and minority interest (c)               --            --               (859)            (859)
                                                                         ---------     ---------        ---------        ---------
  CASH NET INCOME, EXCLUDING UNUSUAL ITEMS (c)                           $  57,383     $  59,526        $  39,930        $  52,677
                                                                         =========     =========        =========        =========

Weighted average basic shares                                              370,176       370,176          361,856          337,511
                                                                         =========     =========        =========        =========

  Cash net income per share                                              $     .16     $     .16        $     .11        $     .16
                                                                         =========     =========        =========        =========
  Cash net income per share, excluding unusual items (c)                 $     .16     $     .16        $     .11        $     .16
                                                                         =========     =========        =========        =========
===================================================================================================================================
FULLY CONVERTED NET EARNINGS:
  Net loss                                                               $ (19,526)    $ (17,383)       $ (23,932)       $  (7,099)
  Impact of minority interest, net of tax                                   31,089        31,089           20,045           28,824
                                                                         ---------     ---------        ---------        ---------
  FULLY CONVERTED NET EARNINGS                                              11,563        13,706           (3,887)          21,725
  Impact of unusual items, net of tax and minority interest (c)               --            --             (3,837)          (3,837)
                                                                         ---------     ---------        ---------        ---------
  FULLY CONVERTED NET EARNINGS, EXCLUDING UNUSUAL ITEMS (c)              $  11,563     $  13,706        $  (7,724)       $  17,888
                                                                         =========     =========        =========        =========

Weighted average fully converted shares                                    758,046       758,046          752,474          728,129
                                                                         =========     =========        =========        =========

  Fully converted earnings per share                                     $     .02     $     .02        $    (.01)       $     .03
                                                                         =========     =========        =========        =========
  Fully converted earnings per share, excluding unusual items (c)        $     .02     $     .02        $    (.01)       $     .02
                                                                         =========     =========        =========        =========
===================================================================================================================================
FULLY CONVERTED CASH NET INCOME:
  Net loss                                                               $ (19,526)    $ (17,383)       $ (23,932)       $  (7,099)
  Impact of minority interest, net of tax                                   31,089        31,089           20,045           28,824
  Impact of goodwill amortization, net of tax and minority interest         76,909        76,909           79,209           60,635
                                                                         ---------     ---------        ---------        ---------
  FULLY CONVERTED CASH NET INCOME                                           88,472        90,615           75,322           82,360
  Impact of unusual items, net of tax and minority interest (c)               --            --             (3,837)          (3,837)
                                                                         ---------     ---------        ---------        ---------
  FULLY CONVERTED CASH NET INCOME, EXCLUDING UNUSUAL ITEMS (c)           $  88,472     $  90,615        $  71,485        $  78,523
                                                                         =========     =========        =========        =========

Weighted average fully converted shares                                    758,046       758,046          752,474          728,129
                                                                         =========     =========        =========        =========

  Fully converted cash net income per share                              $     .12     $     .12        $     .10        $     .11
                                                                         =========     =========        =========        =========
  Fully converted cash net income per share, excluding unusual items (c) $     .12     $     .12        $     .09        $     .11
                                                                         =========     =========        =========        =========

(a) Presented as if the merger of Ticketmaster and TMCS had occurred at the beginning of the period presented. The merger has no impact on revenues or EBITDA. Pro forma results reflect the impact of the merger on minority interest and income taxes.
(b) Presented as if the acquisitions of Precision Response and Styleclick had occurred at the beginning of the period presented.
(c)   Excludes one time charges and non-operating gains.